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                                                                   EXHIBIT 10.47

                                 LOAN AGREEMENT

         This Loan Agreement (the "Agreement") is entered into by and between Monroe Bank (the "Bank"), Syndicated Bloomington I LLC (the "Company") and Syndicated Food Service Group, Inc. (the "Guarantor") as of this 31st day of January, 2002, subject to the. following terms and conditions:

         I.   TYPE OF CREDIT FACILITY: Permanent Term Loan (the "Loan").

         II.  TOTAL AMOUNT OF THE LOAN: $2,625,000.00

         III. USE OF PROCEEDS: To purchase the real estate located at 4863 W. Vernal Pike, Bloomington, Indiana.

         IV. COLLATERAL: A first mortgage on the real estate and first position on all fixtures of the property located at 4863 W. Vernal Pike, Bloomington, Indiana. A first position security interest in all of the accounts receivable and inventory of the Guarantor.

         V. MATURITY DATE: The loan will mature 20 years from the date of origination.

         VI.  PRICING:

                  A. Interest Rate. This Note has a variable interest rate
              feature. The interest rate on this Note may change from time to time if the Index Rate identified below changes. Interest shall be computed on the basis of 360 days and the actual number of days per year. Interest on this note shall be calculated and payable at a variable rate equal to 250/1000 percent (0.250%) per annum over the Index Rate. The initial Index Rate is Four and 750/1000 percent (4.750%) per annum. The initial interest rate on this Note shall be Six and 625/1000* percent (6.625%) per annum. Any change in the interest rate resulting from a change in the Index Rate will be effective on: January 24, 2005, and every 36th month thereafter (rate change date). *Initial rate for first 36 months. The Index Rate for this Note shall be: The base rate on corporate loans posted by at least 75% of the nation's 30 largest banks as published in the Wall Street Journal as of 45 days prior to rate change date. If the Index Rate is redefined or becomes unavailable, then Lender may select another index which is substantially similar. The minimum interest rate on this Note shall be Six and 625/1000 percent (6.625%) per annum. The maximum interest rate on this Note shall not exceed n/a percent ( n/a %) per annum, or if less, or if a maximum rate is not indicated, the maximum interest rate Lender is permitted to charge by law.

                  B. Basis For Computation. All interest is calculated on the basis of a year of 360 days.

                  C. Fees. On the date of closing an underwriting fee will be due in the amount of $7,500.

         VII. REPAYMENT: Principal and interest on the Loan is payable in monthly installments for a term of 20 years beginning thirty days after closing with the balance due at maturity. The term loan may be prepaid in part or in full before its maturity date without penalty.

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         VIII. CONDITIONS FOR USE OF THE LOAN;

                  A. Prior to closing the Loan there shall be no material adverse change in the Company's or Guarantor's financial condition from that disclosed to the Bank as of the date of this Agreement, and the Bank must receive from the Company and Guarantor contemporaneously herewith:

                           1.  The Variable Rate Commercial Promissory Note.

                           2. Certified borrowing resolutions, the Articles of Organization and Operating Agreement for the Company.

                           3. The Real Estate Mortgage and Fixture Filing covering the property located at 4863 W. Vernal Pike, Bloomington, Indiana.

                           4. An Assignment of Rents for the 20 year lease executed between the Company and the Guarantor

                           5. The joint and several Guaranty of Nicholas Pirgousis and William C. Keeler (the Individual Guarantors") in the amount of $2,625,000.

                           6. The Guaranty of Syndicated Food Service Group, Inc. (the "Guarantor") in the amount of $2,625,000.

                           7. Certified corporate resolutions authorizing the Guaranty and the certificate of incumbency of the officers of the Guarantor. Also the Articles of Incorporation and Bylaws for the Guarantor.

                           8. A Security Agreement covering all the accounts receivable and inventory of the Guarantor pledged as collateral for the Loan to the Company.

                           9. Hazard insurance in the amount of at least $2,625,000 showing the Bank as mortgagee.

                           10. Title insurance in the amount of $2,625,000
                               insuring the Bank's interests along with a survey sufficient to delete standard survey exceptions from the title insurance commitment and endorsements per Bank's counsel.

                           11. Such other documents as the Bank may require.

                  B. The Company shall furnish the Bank with copies of federal income tax returns each year as soon as they are available.

                  C. The Guarantor shall furnish monthly financial statements to the Bank along with a copy of its tax return each year as soon as available. The Guarantor shall also furnish an accounts receivable aging and inventory summary listing monthly.

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                  D.  The Guarantor shall continually maintain accounts
                      receivable after doubtful accounts in an amount of at least $1,250,000 and inventory in an amount of at least $950,000 at cost.

                  E. The Individual Guarantor shall furnish the Bank with an annual personal financial statement and a copy of their tax returns each year as soon as they are available.

                  F. The Guarantor shall establish its primary deposit relationship with the Bank.

                  G. The Company and Guarantor shall permit the Bank to examine the books, records, and physical properties of the Company from time to time.

                  H. The Company shall reimburse the Bank for all cost and expenses incurred by the Bank in connection with the Loan extended hereunder to include reasonable attorney fees.

         VIII. EVENTS OF DEFAULT. If the Company fails to pay any sum due to the Bank when due, if any representation or warranty made by the Company to the Bank in any document or agreement relating to this Loan proves to be in any material sense false or misleading, if the Company or Guarantor fails to comply with any other conditions, covenants or obligations contained herein or in any agreements or instruments relating hereto, if any default occurs under any other agreement involving the extension of credit to which Company is a party and if such default gives the holder of the obligation the right to accelerate the indebtedness, or if any bankruptcy, reorganization, the insolvency, dissolution or similar proceedings are instituted by or against the Company under the laws of any jurisdiction, or if there should be any material adverse change in the Company's or Guarantor's financial condition, the Loan including the outstanding principal balance with accrued interest, at the Bank's option, shall be immediately due and payable without demand or notice.

         IN WITNESS WHEREOF, the Bank, the Company and the Guarantor have executed this Agreement by their respective duly authorized officers as of the day and year first written above.

Monroe Bank                            Syndicated Bloomington I LLC

                                       By: Syndicated Food Service Group, Inc.

                                       Managing Member

By: /s/ David L. Landis                By: _______________________________
------------------------------------
David L. Landis, Vice President                Nick Pirgousis, Secretary

                                       Syndicated Food Service Group, Inc.

                                       By:________________________________

                                                Nick Pirgousis, Secretary

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IN WITNESS WHEREOF, this document was executed as of the day and year first above written.

                                       SYNDICATED BLOOMINGTON I LLC

                                       By: Syndicated Food Service Group, Inc.,
                                           Managing Member

                                       By: /s/ Nick Pirgousis
                                           -------------------------------------
                                           Nick Pirgousis
                                           Secretary

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IN WITNESS WHEREOF, this document was executed as of the day and year first above written.

                                       SYNDICATED FOOD SERVICE GROUP, INC.,

                                       By: /s/ Nick Pirgousis
                                           -------------------------------------
                                           Nick Pirgousis
                                           Secretary

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                           ADDENDUM TO LOAN AGREEMENT

This Addendum shall be deemed to supplement and modify the foregoing terms and provisions of the Loan Agreement to which it is attached. In the event of any conflict between the terms and provisions of this Addendum and the terms and provisions of said Loan Agreement, the terms and provisions of this Addendum shall control.

         1.   The Use of Proceeds is to purchase the real estate described in
              Section III and for repayment a loan with Bank One in the amount of $340,489.21.

         2. Section A 5 shall read as follows: "The Guaranty of Nick Pirgousis and William C. Keeler (the "Individual Guarantors") in the amount of $2,625,000.

         3. Section B shall read as follows: "The Company shall furnish the Bank with copies of federal income tax returns each year within 30 days from the date they are filed.

         4. Section C shall read as follows: "The Guarantor shall furnish quarterly financial statements to the Bank along with a copy of its tax return each year as soon as available. The Guarantor shall also furnish an accounts receivable aging and inventory summary listing 20 days after the end of each month.

         5. Section D shall read as follows: "The Guarantor shall continually maintain accounts receivable after doubtful accounts in an amount of at least $1,000,000 provided that the average accounts receivable after doubtful accounts in any quarter shall be at least $1,250,000 and inventory in an amount of at least $600,000 at cost provided that the average inventory in each quarter shall be at least $900,000."

         6. The inspection rights of the Bank provided in Section G shall be exercised during normal business hours and prior five days written notice to be given to the Company and Guarantor.

         7. Section VIII shall read as follows: "EVENTS OF DEFAULT. If any of the following Events of Default below listed occurs, the Loan including the outstanding principal balance with accrued interest, at the Bank's option, shall be immediately due and payable without further demand or notice:

                  a. the Company fails to pay any sum due to the Bank when due and if such failure continues for more than 15 days after receiving written notice thereof from the Bank;

                  b. any representation or warranty made by the Company to the Bank in any document or agreement relating to this Loan proves to be in any material sense false or misleading and such default continues for more than 30 days after receiving written notice thereof from the Bank;

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                  c.   the Company or Guarantor fails to comply with any other
                       conditions, covenants or obligations contained herein or in any agreements or instruments relating hereto and such default continues for more than 30 days after receiving written notice thereof from the Bank;

                  d. any default occurs under any other agreement involving the extension of credit to which the Company is a party and if such default gives the holder of the obligation the right to accelerate the indebtedness after all grace periods relating to such defaults have elapsed;

                  e. any bankruptcy, reorganization, insolvency, dissolution or similar proceedings are instituted by or against the Company under the laws of any jurisdiction;

                  f. there should be any material adverse change in the Company's or Guarantor's financial condition.

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IN WITNESS WHEREOF, this document was executed as of the day and year first above written.

                                       SYNDICATED BLOOMINGTON I LLC

                                       By: Syndicated Food Service Group, Inc.,
                                           Managing Member

                                       By: /s/ Nick Pirgousis
                                           ----------------------------------
                                           Nick Pirgousis
                                           Secretary

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         IN WITNESS WHEREOF, this addendum was executed as of the day and the year first above written.

Monroe Bank

BY: /s/ David L. Landis
    -----------------------
      David L. Landis
      Vice President